99.1     Proxy Vote for Meeting of Limited Partners of
         Technology Funding Venture Partners V, An Aggressive
         Growth Fund, L.P., July 7, 2006


             TECHNOLOGY FUNDING VENTURE PARTNERS V,
                 AN AGGRESSIVE GROWTH FUND, L.P.
          Proxy Vote for Meeting of Limited Partners
                       July 7, 2006

Proxy Solicited by the Individual General Partners of the Partnership

The Inspector of Election for the Special Meeting of the Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") held at 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505, at 10:00 a.m., local time, on Friday, July 7, 2006, reports the vote tallies for the following proposals:

1. Dissolution of the Partnership prior to the expiration of its term on December 31, 2006, and withdrawal of its election to be regulated as a Business Development Company.

    FOR  381,395     AGAINST  11,200     ABSTAIN  7,405

2.  Approval of a Plan of Dissolution and Liquidation.

    FOR  380,432     AGAINST  11,311     ABSTAIN  8,257

3. Ratification of the appointment of Heard, McElroy, Vestal, LLP ("HMV") as independent registered public accountants of the Partnership.

    FOR  385,795     AGAINST  4,313     ABSTAIN  9,892